LOCK UP AGREEMENT WITH ORDINARY SHAREHOLDERS [I]

THIS AGREEMENT (the "Agreement"), is made and entered into by the undersigned (each a “Shareholder” and collectively “Shareholders” ), and Green China Resources, Inc., a company established under the laws of British Virgin Islands (“Buyer”) as of the ____ day of ________, 2008. Buyer and Shareholders shall be collectively referred to as the “Parties” or individually as a “Party.” Capitalized terms used herein and not otherwise herein defined shall have the meanings set forth for such terms in the Stock Purchase Agreement (as defined below).

RECITALS

WHEREAS, Buyer and Shareholders, who among them own more than 5% of the issued and outstanding ordinary shares of China Greenscape Co. Ltd. (“Greenscape”), a limited liability company organized under the laws of the British Virgin Islands, among others, have entered into that certain Stock Purchase Agreement of even date herewith (“Stock Purchase Agreement”); and

WHEREAS, in connection with and pursuant to the terms of the Stock Purchase Agreement, each Shareholder shall hold or be entitled to receive ordinary shares of Buyer; and

WHEREAS, each Shareholder is entering into this Agreement to set forth certain terms and conditions governing its actions for a period of time following the Closing of the transactions contemplated in the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the transactions contemplated by the Stock Purchase Agreement and the mutual promises and covenants contained herein, each of the undersigned Shareholders agrees as follows:

1. Restriction on Transfer of Shares. Without a waiver given upon an affirmative vote of the independent members of the Board of Directors of Buyer, during the term of this Agreement, each of the undersigned Shareholders shall not transfer, sell, assign or convey, or offer or agree to transfer, sell, assign or convey, any of the Buyer’s ordinary shares held, or to be held or entitled to be received by such Shareholder.

2. Notation of Shares. Each undersigned Shareholder understands that the transfer agent of Buyer may be given notice that Buyer’s ordinary shares held by Shareholders are subject to the terms of this Agreement and such Buyer’s ordinary shares shall not be transferred except in accordance with the terms hereof.

3. Remedies. The undersigned acknowledges and agrees that neither Shine, Buyer, Greenscape, nor the Company could be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Shine, Buyer, Greenscape, and the Company, in addition to any other remedy which each may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States, British Virgin Islands, Hong Kong or the People’s Republic of China, or in any other court that has appropriate jurisdiction.

4. Term. The covenants and obligations set forth in paragraphs 1 through 3 of this Agreement shall expire and be of no further force or effect on the earliest of: (i) the expiration or termination of the Stock Purchase Agreement; (ii) December 20, 2009; or (iii) with respect to a Shareholder who is in the Management Team (“Management Shareholder”), upon the termination of employment of the Management Shareholder by Shine, Buyer, Greenscape or a Subsidiary of Greenscape without cause or as a result of a breach by Shine, Buyer, Greenscape or a Subsidiary of Greenscape of any employment agreement with such Management Shareholder.

5. Other Restrictions on Transfer. The restrictions on transfer of shares pursuant to this Agreement shall be subject to any additional restrictions on transfers that any Shareholder may agree to, to the extent that such additional restrictions may be more restrictive.

6. Successor and Assigns. This Agreement shall be binding upon each of the undersigned Shareholders and each of his or her respective heirs and assigns.

7. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

8. Dispute Resolution. The parties shall initially attempt to resolve any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, through consultation conducted in good faith. Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation. If within 30 days following the date on which such notice is given the dispute has not been resolved, a Party hereto may file legal action in the United States Federal Court, Northern District of California, which shall be the exclusive jurisdiction and venue for any dispute arising hereunder. All Parties hereby consent to the jurisdiction of such court.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement, it being understood that all parties need not sign the same counterpart. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the undersigned Shareholders as of the day and year first above written.

BUYER:

GREEN CHINA RESOURCES, INC.,
a company established under the laws of the British Virgin Islands

By:
Name:
Its:

Address:

SHAREHOLDERS:

By:
Name:

Address:

By:
Name:

Address: